EXHIBIT (J)(1)

CONSENT OF COUNSEL

[QUARLES & BRADY LLP LETTERHEAD]

February 27, 2009

North Track Funds, Inc.

200 South Wacker Drive

Suite 2000

Chicago, Illinois 60606

Attn: Elizabeth Watkins, Interim President

Re:

Consent to Incorporation of Legal Opinion in Post-Effective Amendment to Registration Statement

Ladies and Gentlemen:

We hereby consent to the incorporation of our opinion regarding the legality of the shares of North Track Funds, Inc. into the Post-Effective Amendment to North Track Funds, Inc.'s Registration Statement to which this consent letter is attached as an Exhibit. Our legal opinion appeared as an Exhibit to Post-Effective Amendment No. 82 to North Track's Registration Statement on Form N-1A (Registration Number 33-12), which was filed with the Securities and Exchange Commission on May 1, 2007. We also consent to the use of our name under the heading "Counsel" in the Statement of Additional Information included as Part B of this Post-Effective Amendment.

Very truly yours,

/s/ Quarles & Brady LLP

QUARLES & BRADY LLP